UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2010

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	0-27958	13-3368271
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

531 Flanders Filters Road, Washington, NC	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-8081

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 12, 2010, the Board of Directors of Flanders Corporation (the “Company”) approved the delisting of the Company’s common stock from the Nasdaq Global Select Market (“Nasdaq”) and the deregistration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On January 12, 2010, the Company notified Nasdaq of its intention to file a Form 25 with the Securities and Exchange Commission (the “SEC”) to voluntarily delist its common stock on January 22, 2010, and to file a Form 15 with the SEC on February 1, 2010, to terminate the registration of the Company’s common stock under Section 12(g) of the Exchange Act and to notify the SEC of the automatic suspension of its obligation to file current and periodic reports under Sections 13(a) and 15(d) of the Exchange Act.

The Company currently has fewer than 300 shareholders of record of its common stock and otherwise qualifies to terminate the registration of its common stock under Section 12(g) of the Exchange Act and exit the SEC’s periodic reporting system. Upon the filing of the Form 15, the Company’s obligations to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects the deregistration to become effective 90 days after filing the Form 15.

As previously reported, the Company received a NASDAQ Staff Deficiency Letter on December 18, 2009, notifying the Company that it fails to comply with NASDAQ Listing Rule 5605(c)(4)(A) because it does not have at least three Audit Committee members, all of which must be considered independent by NASDAQ standards, and Listing Rule 5605(b)(1) because its Board of Directors does not have a majority of independent directors. The Company was given a cure period to regain compliance by the earlier of the next annual shareholders’ meeting or December 15, 2010.

A copy of the press release announcing the Company’s intention to delist and deregister its common stock is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated January 12, 2010, issued by Flanders Corporation

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2010	FLANDERS CORPORATION

	By:	/S/ JOHN OAKLEY
John Oakley
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated January 12, 2010, issued by Flanders Corporation

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